Exhibit 99.1

News release for immediate release
Media contact:
Susie Stone
Vice President, Enterprise Communications
susie.stone@horacemann.com

Investor Contact:
Rachael Luber
Vice President, Investor Relations
217.788.5163
investorrelations@horacemann.com

Horace Mann Completes Acquisition of Employee Services, LLC
Acquisition expands Horace Mann’s ability to help school districts and other employers support employee well-being

SPRINGFIELD, Ill., OCTOBER 1, 2026 – Horace Mann Educators Corporation (NYSE: HMN) today announced it has completed its previously announced acquisition of all outstanding membership interests of Employee Services, LLC (ESI) from Medical Mutual of Ohio.
ESI is an employee assistance program provider that helps employers support the well-being of their employees and families. Its services include confidential counseling, work-life assistance and other resources designed to help people address personal and professional challenges.
"The addition of ESI represents an important step in expanding how Horace Mann serves school districts and other employers, as well as the people who work for them,” said Marita Zuraitis, President and Chief Executive Officer of Horace Mann. “Our mission is centered on helping educators and others who serve their communities succeed, and that begins with understanding the full range of challenges they face. These new capabilities give us another way to deliver on that mission and make a meaningful difference in people’s lives.”
The acquisition builds on Horace Mann’s educator-centric foundation and advances its strategy to expand the solutions it provides to school districts and other employers. ESI’s capabilities complement Horace Mann’s existing insurance and financial solutions by addressing the growing need for mental health and well-being resources.
“We’re pleased to welcome the ESI team to Horace Mann,” said Tyson Sanders, Senior Vice President, Supplement & Group Benefits. “ESI has built a strong business grounded in responsive service and a deep understanding of employer and employee needs. The team is poised to continue its growth as part of our company. We look forward to extending this Horace Mann employee assistance program to our customers and clients.”
Horace Mann initially announced the ESI acquisition on July 21, 2026, as one of two separate agreements with Medical Mutual of Ohio. Horace Mann’s separate transaction to acquire all outstanding capital stock of Reserve National Insurance Company and assume the economics and operations of MedMutual Life’s Group Life and Disability business through a reinsurance transaction remains subject to customary closing conditions and regulatory approvals. That transaction is expected to close in the first quarter of 2027.
About Employee Services, LLC
Employee Services, LLC is an employee assistance program provider that helps organizations support the well-being and productivity of their employees. ESI provides confidential counseling, work-life assistance and related services to employers and their employees and families. For more information, visit https://www.theeap.com/.

About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest multiline financial services company focused on helping America’s educators and others who serve their communities achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educator community. Founded by educators for educators, Horace Mann is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Advisors
Raymond James & Associates is acting as financial advisor to Horace Mann and Eversheds Sutherland (US) LLP is acting as legal counsel to Horace Mann. Squire Patton Boggs is acting as legal counsel for Medical Mutual of Ohio and Sherman & Company is acting as financial advisor.
Safe Harbor Statement
Statements included in this news release that are not historical in nature are forward-looking within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except in accordance with the Securities Act of 1933, as amended, and other applicable law.

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